Embargo until 08.00 GMT, 15 May 2003



                  TDL INFOMEDIA GROUP PLC

                TDL INFOMEDIA HOLDINGS PLC



TDL Infomedia announce a 7.0% increase in like for like print revenues in Q1 2003

TDL Infomedia Holdings plc and its wholly owned subsidiary, TDL Infomedia Group plc, announced first quarter results for the period ended 31 March 2003.

TDL Infomedia reported first quarter turnover of GBP12.9 million versus GBP12.4 million in the comparable period in 2002, an increase of 3.8%. During the first quarter of 2003 TDL Infomedia published 24 directories, generating gross revenues of GBP10.8 million, compared to 26 directories published during the prior first quarter and gross revenues of GBP10.4 million. Like for like revenues from the 24 directories published in both periods increased 7.0% from GBP10.1 million in Q1 2002 to GBP10.8 million in Q1 2003.

Published Internet advertising sold during the period was stable at GBP1.2 million in both Q1 2002 and Q1 2003. Internet advertising revenues recognised in the accounts during Q1 2003 amounted to GBP1.1 million, in line with Q1 2002 revenues.

Business Information revenues for the quarter increased by 10.6% to GBP1.6 million, compared to GBP1.4 million during the same period in 2002.

Cost of sales for the quarter increased 5.7% from GBP5.1 million in Q1 2002 to GBP5.4 million in Q1 2003, primarily due to an increase in direct selling costs recognised during the quarter. Consequently, gross margins decreased from 59.1% in Q1 2002 to 58.3% in Q1 2003.

Operating costs (excluding depreciation and amortisation) were contained at GBP6.2 million in Q1 2003, in line with Q1
2002 costs.

The increase in turnover contributed to a 15.7% increase in first quarter EBITDA from GBP1.1 million in 2002 to GBP1.2 million in 2003.

Operating  cash  inflows  for  the  period  totalled   GBP6.2
million, up from GBP5.2 million during Q1 2002 as a result of improved working capital inflows.

Repurchase of 15.5% Senior Discount Notes due 2010

During  the  first quarter of 2003, TDL Infomedia  Holdings
plc  accepted  an  offer to repurchase  a  portion  of  its
outstanding  15.5% Senior Discount Notes ("the Notes").  On
10  February  2003 the Company completed the repurchase  of
US$785,000  million  in  aggregate  principal   amount   at
maturity  of  the  Notes. The repurchased Notes  have  been
cancelled  and  may  not  be  held,  reissued  or   resold.
Consequently, the aggregate principal amount at maturity of
the   Notes   outstanding  as  at   31   March   2003   was
US$11,275,000.
The table presented below represents the consolidated operating results of TDL Infomedia Group plc and TDL
Infomedia  Holdings plc for the three months  to  31  March
2002 and 2003:


                                               Three months
                                              ended 31 March
                                              2003     2002
Condensed Operating Statement                 GBP'000    GBP'000

Turnover                                     12,898   12,422
Cost of sales                                (5,375)  (5,086)

Gross profit                                  7,523    7,336
Operating costs                              (6,246)  (6,232)

Depreciation                                   (564)    (577)
Amortisation                                 (3,531)  (3,531)

Loss on ordinary activities
before interest and tax                      (2,818)  (3,004)



Condensed Operating Cashflow*
EBITDA                                        1,277    1,104
Working capital - decrease                    5,755    4,695
Capital Expenditure                            (141)    (178)
Tax paid                                       (696)    (380)
Cashflow before financing                     6,195    5,241


Other data
Processed sales                              27,081   24,091
Published Internet advertising sales          1,174    1,166
Directories published (no.)                      24       26

* - The  cashflow  figures  presented  above  are   the
consolidated operating cashflows of TDL Infomedia Holdings plc. The consolidated operating cashflow before financing of TDL Infomedia Group plc for the same period was GBP6,212,000.

EBITDA consists of operating profit before depreciation or amortisation. EBITDA is a widely accepted financial indicator of a company's ability to incur and service debt. EBITDA should not be considered by investors as an alternative to operating profit or profit on ordinary activities before taxation, as an indicator of our operating performance or as an alternative to cash flow from operating activities.

Changes to the Board of Directors

Messers Sala and Nigri resigned as directors of TDL
Infomedia Holdings plc and TDL Infomedia Group plc on 24
February and 7 April 2003 respectively. Messers Mauri and
Vigo were appointed directors of TDL Infomedia Holdings plc and TDL Infomedia Group plc on 7 April 2003.

Summary  results  for  TDL  Infomedia  Group  plc  and  TDL
Infomedia  Holdings plc for the three months  to  31  March
2003 are presented at Appendix A.

This news release contains forward-looking statements about
the  company's future business prospects.  These statements
are  subject  to risks and uncertainties that  could  cause
actual results to differ materially from those set forth or
implied  by such forward looking statements.  Factors  that
may  cause  future  results to differ materially  from  the
company's  current  expectations  include,  among   others:
general economic conditions, the company's high level of indebtedness, the current regulatory environment and sales representative retention rates.


Thomson Directories Limited Press Office:

Adrian Linden            +44(0)121 454 8181
Wyatt International

For further information contact:

Kevin Watson        +44 (0)1252 390504
Finance Director
kevin.watson@thomweb.co.uk

Penny Holt          +44 (0)1252 555500
Corporate Development Manager
penny.holt@thomweb.co.uk





The financial information contained in this announcement
is unaudited. This announcement is not a full set of
accounts within the meaning of s240 of the Companies Act
1985

These materials are not an offer of securities for sale in the United States. Securities may not be offered or sold into the United States absent registration under the U.S.
Securities Act 1933 or an exemption there from.
                                             Appendix A.1

                  TDL INFOMEDIA GROUP PLC

           CONSOLIDATED PROFIT AND LOSS ACCOUNT

               Three months to 31 March 2003


                                               Three   Three
                                              months  months
                                               to 31   to 31
                                               March   March
                                               2003    2002
                                               GBP'000   GBP'000

Turnover                                       12,898  12,422

Cost of sales                                  (5,375) (5,086)

Gross profit                                    7,523   7,336
Net operating expenses                        (10,341)(10,340)

Group operating loss                           (2,818) (3,004)

Interest receivable and similar income              8       -
Interest payable and similar charges (note 1)  (2,446) (2,590)

Loss on ordinary activities before taxation    (5,256) (5,594)
Taxation on profit on ordinary activities         510    (253)

Loss on ordinary activities after taxation     (4,746) (5,847)
Dividends and appropriations                        -       -

Retained loss for the period                   (4,746) (5,847)


Note 1.  Includes amortisation of debt issue costs.


            										Appendix A.2
                  TDL INFOMEDIA GROUP PLC

                CONSOLIDATED BALANCE SHEET

                    As at 31 March 2003

                                             As at    As at
                                           31 March  31 March
                                              2003     2002
                                             GBP'000    GBP'000

Fixed assets
  Intangible assets                          160,101  174,225
  Tangible assets                             12,064   12,702
                                             172,165  186,927

Current assets
  Raw material paper stocks                      669    1,014
  Work in progress                            10,575   10,859
  Debtors, amounts falling due:
     within one year                          19,498   17,563
     after one year                                -        -
  Cash at bank and in hand                     1,049      864
                                              31,791   30,300
Creditors: amounts falling due within one
year
  Amounts due to group undertakings          (22,570) (37,379)
   Other creditors                           (36,928) (34,312)
                                             (59,498) (71,691)

Net current liabilities                      (27,707) (41,391)

Total assets less current liabilities        144,458  145,536

Creditors: amounts falling due after one year
Senior Subordinated Notes                    (67,750) (67,750)
Deferred debt issue costs                      1,988    2,657
Intercompany loans                               202     (663)
                                             (65,560) (65,756)
Provisions for liabilities and charges          (110)    (150)

Net assets                                    78,788   79,630


Capital and reserves
Called up share capital                          624      624
Share premium account                         61,833   61,833
Other reserves                                40,000   40,000
Profit and loss account                     (23,669)  (22,827)

Total equity shareholders' funds              78,788   79,630




                                              Appendix A.3

                  TDL INFOMEDIA GROUP PLC

             CONSOLIDATED CASH FLOW STATEMENT

               Three months to 31 March 2003

                                                Three   Three
                                               months   months
                                                to 31   to 31
                                                March   March
                                                2003     2002
                                                GBP'000   GBP'000

Net cash inflow from operating activities        7,049    5,799
Returns on investments and servicing of finance
  Interest received                                  3        2
  Interest paid                                   (119)    (481)
Net cash outflow from returns on investments      (116)    (479)
and servicing of finance

Taxation                                          (696)    (380)

Capital expenditure and financial investments
  Payments to acquire tangible fixed assets       (141)    (178)
Net cash outflow from capital expenditure and     (141)    (178)
financial investments

Net cash inflow before financing and
management of liquid resources                   6,096    4,762


Financing
  Borrowings repaid                             (6,500)  (5,000)
  Costs associated with the raising of debt         (4)    (335)
  Intercompany borrowings                          (39)    (240)

Net cash outflow from financing                 (6,543)  (5,575)

Management of liquid resources
  Decrease in term deposits                          -        -
Net cash inflow from management of liquid
resources                                            -        -

Decrease in cash                                  (447)    (813)


RECONCILIATION OF OPERATING PROFIT TO OPERATING
CASH FLOWS
Operating loss                                  (2,818)  (3,004)
Depreciation and amortisation                    4,095    4,108
Increase in stock and work in progress          (3,114)  (4,008)
Decrease in debtors                              2,928    4,759
Increase in creditors                            5,958    3,944

Net cash inflow from continuing operating        7,049    5,799
activities



                                              Appendix A.4

                TDL INFOMEDIA HOLDINGS PLC

           CONSOLIDATED PROFIT AND LOSS ACCOUNT

               Three months to 31 March 2003


                                               Three   Three
                                              months  months
                                               to 31   to 31
                                               March   March
                                               2003    2002
                                               GBP'000   GBP'000

Turnover                                       12,898  12,422

Cost of sales                                  (5,375) (5,086)

Gross profit                                    7,523   7,336
Net operating expenses                        (10,341)(10,340)

Group operating loss                           (2,818) (3,004)

Interest receivable and similar income              8       -
Interest payable and similar charges (note 1)  (3,381) (4,877)

Loss on ordinary activities before taxation   (6,191)  (7,881)
Taxation on profit on ordinary activities        790     (253)

Loss on ordinary activities after taxation    (5,401)  (8,134)
Dividends and appropriations                       -        -

Retained loss for the period                  (5,401)  (8,134)


Note 1.  Includes premiums paid and amortisation of debt issue costs.



            										Appendix A.5
                TDL INFOMEDIA HOLDINGS PLC

                CONSOLIDATED BALANCE SHEET

                    As at 31 March 2003

                                             As at     As at
                                           31 March  31 March
                                              2003     2002
                                             GBP'000    GBP'000

Fixed assets
  Intangible assets                          160,101  174,225
  Tangible assets                             12,064   12,702
                                             172,165  186,927

Current assets
  Raw material paper stocks                      669    1,014
  Work in progress                            10,575   10,859
  Debtors, amounts falling due:
     within one year                          19,498   17,563
     after one year                                -        -
  Cash at bank and in hand                     1,049      864
                                              31,791   30,300
Creditors: amounts falling due within one
year
  Amounts due to group undertakings          (22,563) (37,379)
  Other creditors                            (29,336) (31,205)
                                             (51,899) (68,584)
Net current liabilities                      (20,108) (38,284)

Total assets less current liabilities        152,057  148,643

Creditors: amounts falling due after one
year
Senior Subordinated Notes                    (67,750) (67,750)
Senior Discount Notes                         (5,649) (41,523)
Amounts due to group undertakings            (47,815)       -
Deferred debt issue costs                      2,109    3,547
Intercompany loans                               202     (663)
                                            (118,903)(106,389)
Provisions for liabilities and charges          (110)    (150)

Net assets                                    33,044   42,104

Capital and reserves
Called up share capital                          397      397
Share premium account                         39,315   39,315
Other reserves                                40,000   40,000
Profit and loss account                      (46,668) (37,608)

Total equity shareholders' funds              33,044   42,104



												Appendix A.6

                TDL INFOMEDIA HOLDINGS PLC

             CONSOLIDATED CASH FLOW STATEMENT

               Three months to 31 March 2003

                                                Three   Three
                                               months   months
                                                to 31   to 31
                                                March   March
                                                2003     2002
                                                GBP'000   GBP'000

Net cash inflow from operating activities        7,032    5,799
Returns on investments and servicing of finance
  Interest received                                  3        2
  Interest paid                                   (345)    (481)
Net cash outflow from returns on investments      (342)    (479)
and servicing of finance

Taxation                                          (696)    (380)

Capital expenditure and financial investments
  Payments to acquire tangible fixed assets       (141)    (178)
Net cash outflow from capital expenditure and     (141)    (178)
financial investments

Net cash inflow before financing and
management of liquid resources                   5,853    4,762


Financing
  Borrowings raised                                398        -
  Borrowings repaid                             (6,898)  (5,000)
  Costs associated with the raising of debt       (227)    (335)
  Intercompany borrowings                          427     (240)
Net cash outflow from financing                 (6,300)  (5,575)

Management of liquid resources
  Decrease in term deposits                          -        -
Net cash inflow from management of liquid
resources                                            -        -

Decrease in cash                                  (447)    (813)




RECONCILIATION OF OPERATING PROFIT TO OPERATING
CASH FLOWS
Operating loss                                  (2,818)  (3,004)
Depreciation and amortisation                    4,095    4,108
Increase in work in progress                    (3,114)  (4,008)
Decrease in debtors                              2,928    4,759
Increase in creditors                            5,941    3,944

Net cash inflow from continuing operating        7,032    5,799
activities